Filed Pursuant to Rule 424(b)(7)
File No. 333-158301

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (1)
Common Stock, $0.15 par value per share	500,000	(1)	$25.94	$12,970,000.00	$1,486.36

 (1) Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the filing fee was calculated based on the proposed maximum aggregate offering price, which has been computed on the basis of the average high and low prices reported per share of Common Stock on the New York Stock Exchange on September 26, 2011.  This filing fee is calculated in accordance with Rule 457(o) and Rule 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT

(To prospectus dated March 30, 2009)

500,000 Shares

STIFEL FINANCIAL CORP.

Common Stock

This prospectus supplement relates to the offer and sale by the selling stockholder identified in this prospectus supplement of up to 500,000 shares of common stock, par value of $0.15 per share, of Stifel Financial Corp. from time to time until any of such shares are otherwise freely tradable under Rule 144.  The shares offered under this prospectus supplement by the selling stockholder include 225,023 shares issued by us to the selling stockholder as initial share consideration in connection with our acquisition of Stone & Youngberg LLC, as well as up to 274,977 additional shares which may be issued by us as additional contingent “earn-out” consideration in connection with that transaction, all as further described in this prospectus supplement under the heading “Selling Stockholder.”

We will not receive any of the proceeds from the sale of shares by the selling stockholder, but we will incur expenses in connection with the offering. See the “Use of Proceeds” section in this prospectus supplement.

Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “SF.”  On September 30, 2011, the last reported sale price of our common stock as reported on the NYSE was $26.56 per share.

The selling stockholder may offer and sell or otherwise dispose of any or all of the shares of common stock described in this prospectus supplement on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices, and may be to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. The selling stockholder will bear all discounts, concessions, commissions and similar expenses, if any, attributable to the sale of the shares. We will bear all other costs, expenses, and fees in connection with the registration of the shares. See the “Plan of Distribution” section in this prospectus supplement for more information about how the selling stockholder may sell or dispose of its shares of our common stock.
_______________________

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page S-4 of this prospectus supplement.
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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 3, 2011.

TABLE OF CONTENTS

Prospectus Supplement

Our Business	S-2
The Offering	S-3
Risk Factors	S-4
Use of Proceeds	S-4
Selling Stockholder	S-4
Plan of Distribution	S-5
Legal Matters	S-7
Experts	S-7
Where You Can Find Additional Information	S-8

Prospectus

About This Prospectus	1
The Company	1
Where You Can Find Additional Information	2
Cautionary Statement Regarding Forward-Looking Statements	2
Risk Factors	3
Use of Proceeds	3
Ratio of Earnings to Fixed Charges	4
Description of Capital Stock	4
Description of Debt Securities	6
Description of Warrants	8
Plan of Distribution	9
Selling Security Holders	10
Validity of Securities	10
Experts	10

____________________

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not and the selling stockholder has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not and the selling stockholder is not, making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

Unless we indicate otherwise, the words “we,” “our,” “us,” “Company” and “our company” refer to Stifel Financial Corp., or Stifel, and its wholly-owned subsidiaries, including Stifel Nicolaus & Company, Incorporated, or Stifel Nicolaus.  Unless otherwise indicated, information presented in this prospectus supplement is as of June 30, 2011.

OUR BUSINESS

We are a financial holding company headquartered in St. Louis.  Our principal subsidiary is Stifel Nicolaus, a full-service retail and institutional brokerage and investment banking firm.  Our other subsidiaries include Thomas Weisel Partners LLC, a registered broker-dealer firm; Century Securities Associates, Inc., an independent contractor broker-dealer firm; Stifel Nicolaus Limited and Stifel Nicolaus Europe Limited (formerly Thomas Weisel Partners International Limited), our European subsidiaries; Stifel Nicolaus Canada, Inc., our registered Canadian broker-dealer subsidiary; and Stifel Bank & Trust, a retail and commercial bank.

With our century-old operating history, we have built a diversified business serving private clients, investment banking clients and institutional investors.  Our principal activities are:

•	Private client services, including securities transaction and financial planning services;

•	Institutional equity and fixed income sales, trading and research, and municipal finance;

•	Investment banking services, including mergers and acquisitions, public offerings and private placements; and

•	Retail and commercial banking, including personal and commercial lending programs.

Our core philosophy is based upon a tradition of trust, understanding, and studied advice.  We attract and retain experienced professionals by fostering a culture of entrepreneurial, long-term thinking.  We provide our private, institutional and corporate clients quality, personalized service, with the theory that if we place clients’ needs first, both our clients and our company will prosper.  Our unwavering client and employee focus have earned us a reputation as one of the leading brokerage and investment banking firms off Wall Street.

We have grown our business both organically and through opportunistic acquisitions, including our acquisition of the capital markets business of Legg Mason from Citigroup in 2005; our acquisition of Ryan Beck & Co., Inc. in February 2007, FirstService Bank in April 2007 and Butler Wick & Co., Inc. in 2008; our acquisition of 56 branches from the UBS Wealth Management Americas branch network in 2009; and our acquisition of Thomas Weisel Partners Group, Inc. in July 2010.  Throughout the course of these integrations, our highly variable cost structure has enabled us to achieve consistent core earnings profitability while growing net revenue for 15 consecutive years.

We primarily operate our business through two segments, Global Wealth Management and Institutional Group.  Through our Global Wealth Management segment, we provide securities transaction, brokerage and investment services.  Through our Institutional Group, we provide research, trading, investment banking and public finance services. We believe that our Global Wealth Management segment provides balance with respect to our Institutional Group segment and creates a stable base of revenue that helps us achieve consistent profitability through market cycles.

Our customers include individuals, corporations, municipalities, and institutions. Although we have customers throughout the United States, our major geographic area of concentration is in the Midwest and Mid-Atlantic regions, with a growing presence in the Northeast, Southeast, and Western United States. No single client accounts for a material percentage of any segment of our business. Our inventory, which we believe is of modest size and intended to turn over quickly, exists to facilitate order flow and support the investment strategies of our clients. Although we do not engage in significant proprietary trading for our own account, the inventory of securities held to facilitate customer trades and our market-making activities are sensitive to market movements. Furthermore, our balance sheet is highly liquid, without material holdings of securities that are difficult to value or remarket. We believe that our broad platform, fee-based revenues, and strong distribution network position us well to take advantage of current trends within the financial services sector.

THE OFFERING

Shares being offered:
Up to an aggregate of 500,000 shares of our common stock, including 225,023 shares issued to the selling stockholder by us as initial share consideration, and up to 274,977 additional shares which may be issued as additional contingent “earn-out” consideration, may be sold by selling stockholder, as discussed in “Plan of Distribution” below.

Selling stockholder:	The selling stockholder is set forth in the section entitled “Selling Stockholder” of this prospectus supplement.
Use of proceeds:	We will not receive any of the proceeds from the sale of shares by the selling stockholder.
Listing:	Our common stock currently trades on the NYSE under the ticker symbol “SF.”
Risk factors:
Investing in our securities involves risks.  You should carefully consider the information under “Risk Factors” beginning on page S-4 and the other information included in this prospectus supplement and the accompanying prospectus before investing in our securities.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2010, in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31 and June 30, 2011, and in the other documents incorporated by reference into this prospectus supplement (which risk factors are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus supplement or in the accompanying prospectus before making a decision to invest in our securities. See “Where You Can Find Additional Information” below.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus supplement are being registered for the account of the selling stockholder. We will not receive any of the proceeds from the sale of these shares but we will incur expenses in connection with this offering. We will pay all expenses of the registration and qualification of the shares of common stock other than selling commissions and fees and stock transfer taxes. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions, agent’s commissions or other similar fees.

SELLING STOCKHOLDER

All of the common shares registered for sale under this prospectus supplement are owned by Stone & Youngberg Holdings LLC (“S&Y Holdings”), the former sole member of Stone & Youngberg LLC (“Stone & Youngberg”), who acquired our shares in connection with our acquisition of Stone & Youngberg. Effective on October 1, 2011, we issued 225,023 shares of our common stock as partial payment for our acquisition of Stone & Youngberg to S&Y Holdings.

In addition, we agreed to make certain earn-out payments to S&Y Holdings under the purchase agreement for Stone & Youngberg.  We have the option to cause a portion of any such earn-out payment obligation to be satisfied by issuing our common stock to S&Y Holdings, with the balance to be paid in cash.  Although the number of shares of our common stock that we may issue is indeterminate at this time, SEC rules permit us to register for resale additional shares that we estimate we may issue to in connection with using stock to make the earn-out payments. We have estimated that number to be approximately 274,977 shares.

In connection with the acquisition, we agreed to register those shares, including the shares issuable upon achievement of the earn-out, for resale. To our knowledge, neither the selling stockholder nor any of its affiliates has held any position or office with, been employed by or otherwise has had any material relationship with us or our affiliates during the three years prior to our acquisition of Stone & Youngberg on October 1, 2011. Upon closing of the acquisition, Stone & Youngberg became a wholly-owned subsidiary of Stifel Financial Corp.

The earn-out consideration may not become payable under the purchase agreement.  Moreover, we may elect to pay some, all or none of the any earn-out payments using our common stock.  In addition, the selling stockholder may offer all, some or none of the shares of the common stock and common stock issuable upon achievement of the earn-out. Accordingly, no estimate can be given as to the amount or percentage of our common stock that will be held by the selling stockholder upon termination of sales pursuant to this prospectus supplement. In addition, the selling stockholder identified below may have sold, transferred or disposed of all or a portion of its shares since the date on which it provided the information regarding its holdings in transactions exempt from the registration requirements of the Securities Act. Information about the selling stockholder may change over time. Changed information will be set forth in further supplements to this prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and as required. We have no arrangements or understandings with the stockholder to distribute the securities.

The following table sets forth information regarding the name of the selling stockholder, the number of shares of common stock beneficially owned by the selling stockholder, and the maximum number of shares of common stock that may be offered for the account of such selling stockholder using this prospectus supplement. Information with respect to beneficial ownership is based upon information provided by or on behalf of the selling stockholder.

Information regarding the selling stockholder may change from time to time.  Any such changed information will be set forth in further supplements to this prospectus supplement if required.

	Shares of Common Stock Beneficially Owned Prior to Offering		Number of Shares of Common Stock	Shares of Common Stock to be Beneficially Owned after the Offering
Name of Selling Stockholder	Number	Percentage	Being Offered	Number	Percentage
Stone & Youngberg Holdings LLC	500,000 (1)	* (2)	500,000	—	—
(1) Includes up to 274,977 shares issuable in connection with the payment of contingent “earn-out” payments that may be made in connection with the acquisition of Stone & Youngberg.
(2) Based upon 52,120,041 shares of common stock issued and outstanding as of September 29, 2011 and the shares issuable in connection with the acquisition of Stone & Youngberg.
(*) Shares beneficially owned do not exceed 1% of the outstanding shares of our common stock.

PLAN OF DISTRIBUTION

The shares of common stock listed in the table above are being registered to permit public secondary trading of these shares by the selling stockholder of such shares from time to time until such shares are otherwise freely tradable under Rule 144. Registration of the shares of common stock covered by this prospectus supplement does not mean, however, that those shares of common stock necessarily will be offered or sold. We will not receive any of the proceeds from the sale of the common stock by the selling stockholder. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholder and any broker-dealers that act in connection with the sale of shares may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, if the selling stockholder qualifies as an underwriter, it may be subject to the prospectus delivery requirements of Section 5(b)(2) of the Securities Act or the notice of registration requirements of Rule 173 under the Securities Act, if such selling stockholder is not otherwise exempt.

The selling stockholder may sell all or a portion of the shares of common stock beneficially owned by it and offered hereby from time to time until such shares are otherwise freely tradable under Rule 144, directly or through one or more underwriters, broker-dealers or agents.  If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions.  The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.  These sales may be effected in transactions, which may involve crosses or block transactions:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settling of options, whether such options are listed on an options exchange or otherwise;

•	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	through an exchange distribution in accordance with the rules of the applicable exchange;

•	through privately negotiated transactions;

•	through sales pursuant to Rule 144;

•	through dividends and distributions that may constitute sale transactions;

•	through short sales;

•	through broker-dealers, who may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	through a combination of any such methods of sale; and

•	through any other method permitted pursuant to applicable law.

If the selling stockholder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume.  The selling stockholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.  The selling stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholder may pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus supplement or any amendment to this prospectus supplement under Rule 424(b) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholder to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus supplement. The term “selling stockholder” includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus supplement from the selling stockholder as a gift, pledge, other non-sale related transfer or any partnership, limited liability company or other entity distribution (including, to the extent applicable, a distribution by S&Y Holdings to its members), in which case such donees, pledgees, transferees or other successors-in-interest, to the extent such transfers do not constitute a sale covered by this prospectus supplement, will be the selling beneficial owners for purposes of this prospectus supplement.

As of the date of this prospectus supplement, the selling stockholder has not entered into any agreements, understandings or arrangements with any underwriters or broker/dealers regarding the sale of the shares of common stock covered by this prospectus supplement. At any time a particular offer of the shares of common stock covered by this prospectus supplement is made, a revised prospectus supplement, if required, will set forth the aggregate amount of shares of common stock covered by this prospectus supplement being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such revised prospectus supplement. Any such required prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus supplement is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of common stock covered by this prospectus.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person.  To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock.  All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the purchase agreement relating to Stone & Youngberg, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling stockholder will pay all underwriting discounts and selling commissions, if any. We may be entitled to contribution from the selling stockholder against certain civil liabilities, including liabilities under the Securities Act, to the extent that the same arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus supplement.

Once sold under the registration statement, of which this prospectus supplement forms a part, the shares of common stock will be freely tradable under the Securities Act in the hands of persons other than our affiliates.

LEGAL MATTERS

Bryan Cave LLP, St. Louis, Missouri, has passed upon the validity of the shares of our common stock to be offered pursuant to this prospectus supplement.

EXPERTS

The consolidated financial statements of Stifel Financial Corp. appearing in Stifel Financial Corp.’s Annual Report (Form 10-K) for the year ended December 31, 2010 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these documents at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available over the Internet at the SEC’s website at http://www.sec.gov. Our common stock is listed on the NYSE and the CSX under the symbol “SF.”

The SEC allows “incorporation by reference” into this prospectus supplement of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus supplement and any information filed by us with the SEC subsequent to the date of this prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 28, 2011;

•
our Quarterly Report on Form 10-Q for the three month period ended March 31, 2011 filed with the SEC on May 10, 2011 and our Quarterly Report on Form 10-Q for the three month periods ended June 30, 2011 filed with the SEC on August 8, 2011 (as amended by our Form 10-Q/A for such period filed with the SEC on August 9, 2011); and

•
our Current Report on Form 8-K filed with the SEC on January 18, 2011, March 8, 2011, April 1, 2011,  April 7, 2011, June 3, 2011, June 9, 2011, June 22, 2011, June 27, 2011, July 25, 2011 and August 11, 2011 (except, in any such case, the portions “furnished” and not filed pursuant to Item 2.02, Item 7.01 or otherwise).

•	the description of our common stock set forth in our Registration Statement on Form 8-A filed with the SEC on April 29, 1987.

We incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act, on or after the date of this prospectus supplement and before the termination of the offering.

We will provide a copy of the documents we incorporate by reference (other than exhibits attached to those documents, unless such exhibits are specifically incorporated by reference into the information incorporated herein), at no cost, to any person who receives this prospectus supplement. You may request a copy of any or all of these documents, either orally or in writing, by contacting us at the following address and phone number: Stifel Financial Corp., Investor Relations, 501 N. Broadway, St. Louis, Missouri 63102, (314) 342-2000.

This prospectus is not an offer to sell these securities, and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS
STIFEL FINANCIAL CORP.

Common Stock • Preferred Stock • Debt Securities • Warrants

We may offer from time to time, in one or more series, any one or any combination of the following:

•	shares of common stock;

•	shares of preferred stock;

•	debt securities; or

•	warrants.

Our common stock is traded on the New York Stock Exchange (“NYSE”) and the Chicago Stock Exchange (“CSX”) under the symbol “SF.” Unless we state otherwise in a prospectus supplement, we will not list any of the preferred stock, debt securities or warrants on any securities exchange.

Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest in any of our securities.

You should read this prospectus and the applicable prospectus supplement, as well as the risks contained or described in the documents incorporated by reference in this prospectus or any accompanying prospectus supplement, before you invest in any of our securities.

———————
Investing in these securities involves certain risks. See “Risk Factors” beginning on page 13 of our Annual Report on Form 10-K for the year ended December 31, 2008, which is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 30, 2009.

i

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not only assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. Unless the context indicates otherwise, all references in this report to Stifel, the Company, us, we, or our include Stifel Financial Corp. and its subsidiaries.

Table of Contents

About this Prospectus	1
The Company	1
Where you Can Find Additional Information	2
Cautionary Statement Regarding Forward-Looking Statements	2
Risk Factors	3
Use of Proceeds	3
Ratio of Earnings to Fixed Charges	4
Description of Capital Stock	4
Description of Debt Securities	6
Description of Warrants	8
Plan of Distribution	9
Selling Security Holders	10
Validity of Securities	10
Experts	10

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Each prospectus supplement may also add, update or change information contained in this prospectus.

Before purchasing any securities, you should carefully read both this prospectus and any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with additional information described under the heading “Where You Can Find Additional Information.”

THE COMPANY

We are a financial services holding company headquartered in St. Louis, Missouri. Our principal subsidiary is Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”), a full service retail and institutional brokerage and investment banking firm. Our other subsidiaries include Century Securities Associates, Inc. (“CSA”), an independent contractor broker-dealer firm, Stifel Nicolaus Limited (“SN Ltd”), our international subsidiary, and Stifel Bank & Trust (“Stifel Bank”), a retail and commercial bank. With our century-old operating history, we have built a diversified business focused primarily on serving private clients, institutional investors and investment banking clients located across the country. We have grown both organically as well as through acquisitions, including our acquisitions of (1) the Capital Markets business of Legg Mason in 2005; (2) Ryan Beck & Company, Inc., a full-service brokerage and investment banking firm in 2007; (3) First Service Financial Company, a St. Louis-based bank holding company in 2007 and (4) Butler Wick & Company, Inc., a broker-dealer firm on December 31, 2008.

Our principal activities are: (1) private client services, including securities transactions and financial planning services; (2) institutional equity and fixed income sales and trading; (3) investment banking, including public offerings, private placements, and mergers and acquisitions, and (4) retail and commercial banking, including personal and commercial lending programs. Our proprietary, highly-regarded securities research product is important to all of these businesses.

Our private client business consists of an extensive network of financial advisors located in branch offices nationally, with a concentration in the Midwest and Mid-Atlantic regions, and with a growing presence in the Northeast, Southeast and Western United States. Our private client professionals provide retail brokerage and financial advisory services to individuals. Our institutional equity and fixed income sales and trading business provide services to institutional investors and money managers as well as municipalities and corporations in the United States. In addition, SN Ltd provides equity sales and trading services to institutional investors in Europe through its offices located in London, Geneva and Madrid.  Our investment banking business focuses on middle market companies as well as on larger companies in targeted industries where we have particular expertise.

CSA is a broker-dealer serving independent securities brokers nationwide. Through Stifel Bank we offer retail and commercial banking services to meet the needs of our clients, including personal loan programs, commercial lending programs and other banking products.

On May 12, 2008, our Board of Directors authorized a 50% stock dividend, which was made in the form of a three-for-two stock split to shareholders of record on May 29, 2008 and distributed on June 12, 2008. All share and per share amounts in this Registration Statement on Form S-3 reflect this stock split.

Our principal executive offices are located at 501 North Broadway, St. Louis, Missouri, 63102 and our telephone number is (314) 342-2000. We maintain a website at www.stifel.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2008;

•	Definitive Proxy Statement for the 2008 Annual Meeting of Stockholders;

•	Current Reports on Form 8-K dated March 23, 2009 (except, in any case, the portions furnished and not filed pursuant to Item 7.01 or otherwise); and.

•	Description of our common stock set forth in our Registration Statement on Form 8-A filed with the SEC on April 29, 1987.

You may also request copies of our filings, free of charge, by telephone at (314) 342-2000 or by mail at: Stifel Financial Corp., 501 North Broadway, St. Louis, Missouri 63102, attention: Investor Relations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties, and assumptions about our business. These forward looking statements include, among other things, statements other than historical information or statements of current condition and may relate to our future plans and objectives and results, and also may include our belief regarding the effect of various legal proceedings, as set forth under “Legal Proceedings” in Part I, Item 3 of our Annual Report on Form 10-K, which is incorporated by reference herein. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including those factors discussed in Item 1A, “Risk Factors”, as well as those factors discussed under “External Factors Impacting Our Business” included in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of our Annual Report on Form 10-K, which is incorporated by reference herein.

You can identify these statements from our use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect” and similar expressions. These forward-looking statements include statements relating to:

•	our goals, intentions and expectations;

•	our business plans and growth strategies;

•	our ability to integrate and manage our acquired businesses;

•	estimates of our risks and future costs and benefits; and

•	forecasted demographic and economic trends relating to our industry.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the documents incorporated by reference. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Consequently, actual events and results may vary significantly from those included in or contemplated or implied by our forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events, unless we are obligated to do so under federal securities laws.

RISK FACTORS

An investment in our securities involves risks. We urge you to consider carefully the risks described in the documents incorporated by reference in this prospectus and, if applicable, in any prospectus used in connection with an offering of our securities, before making an investment decision, including those risks identified under Item IA. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC. Additional risks, including those that relate to any particular securities we offer, may be included in a prospectus supplement or free writing prospectus that we authorize from time to time, or that are incorporated by reference into this prospectus or a prospectus supplement.

Our business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks. Additional risks not presently known to us or that we currently deem immaterial also may impair our business and operations or cause the price of our securities to decline.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds of any offering of securities sold by us for general corporate purposes, which may include acquisitions, repayment of debt, capital expenditures and working capital. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling security holder.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges presented below should be read together with the consolidated financial statements and the notes accompanying them and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2008, incorporated by reference into this prospectus. For purposes of the computation of the ratio of earnings to fixed charges, earnings consist of earnings from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense plus the interest component of lease rental expense.

	Year ended December 31,
	2003	2004	2005	2006	2007	2008
Ratio of Earnings to Fixed Charges	4.14x	5.84x	4.44x	2.08x	2.35x	4.16x

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 3,000,000 shares of preferred stock, par value $1.00 per share, and 30,000,000 shares of common stock, par value $0.15 per share.

Preferred Stock

Any number of the 3,000,000 authorized shares of preferred stock may be issued from time to time in one or more series of preferred stock. The designations, the relative preferences and participating, optional and other special rights, and the qualifications, limitations or restrictions of other series, if any, may differ from those of any and all other series, and, pursuant to our certificate of incorporation, our Board of Directors is authorized to fix by resolution or resolutions prior to the issuance of any shares of any series of preferred stock, the designation, preferences, relative, participating, optional and other special rights or the qualifications, limitations or restrictions of such series, including without limiting the generality of the foregoing, the following:

•	the date and time at which, and the terms and conditions on which, dividends on such series of preferred stock shall be paid;

•
the right, if any of the holders of shares of such series of preferred stock to vote and the manner of voting, except as may otherwise be provided by the General Corporation Law of the State of Delaware;

•
the right, if any, of the holders of shares of such series of preferred stock to convert the same into or exchange the same for other classes of our stock and the terms and conditions for such conversion and exchange;

•	the redemption price or prices and the time at which, and the terms and conditions on which, the shares of such series of preferred stock may be redeemed;

•	the rights of the holders of shares of such series of preferred stock upon the voluntary or involuntary liquidation, distribution, or sale of assets, dissolution or winding up of our company; and

•	the terms of the sinking fund or redemption or purchase account, if any, to be provided for such series of preferred stock.

Subject to the provisions of any series of preferred stock, dividends payable on our common stock in cash or otherwise may be declared and paid on the shares of our common stock from time to time out of any funds or property legally available therefor, and in the event of any such declaration or payment the holders of our common stock shall be entitled, to the exclusion of the holders of the preferred stock, to share therein.

In the event of any liquidation, dissolution or winding up of our company, after distribution and payment in full shall have been made to the holders of the preferred stock in accordance with the terms thereof, the remainder of our assets, if any, shall be distributed pro rata among the holders of our common stock.
Except as otherwise provided in any prospectus supplement, all shares of the same series of preferred stock will be identical with each other share of said stock. The shares of different series may differ, including as to rank, as may be provided in our certificate of incorporation, or as may be fixed by our board of directors as described above. We may from time to time amend our certificate of incorporation to increase or decrease the number of authorized shares of preferred stock. Unless otherwise provided in any prospectus supplement, all shares of preferred stock will be fully paid and non-assessable.

The material terms of any series of preferred stock being offered by us will be described in the prospectus supplement relating to that series of preferred stock. That prospectus supplement may not restate the amendment to our certificate of incorporation or the board resolution that establishes a particular series of preferred stock in its entirety. We urge you to read that amendment or board resolution because it, and not the description in the prospectus supplement, will define your rights as a holder of preferred stock. Any certificate of amendment to our certificate of incorporation or board resolution will be filed with the Secretary of State of the State of Delaware and with the SEC.

Redemption.  All shares of any series of preferred stock will be redeemable to the extent set forth in the applicable prospectus supplement.

Conversion or Exchange.  Shares of any series of preferred stock will be convertible into or exchangeable for shares of common stock or preferred stock or debt securities to the extent set forth in the applicable prospectus supplement.

Preemptive Rights.  No holder of shares of any series of preferred stock will have any preemptive or preferential rights to subscribe to or purchase shares of any class or series of stock, now or hereafter authorized, or any securities convertible into, or warrants or other evidences of optional rights to purchase or subscribe to, shares of any series, now or hereafter authorized.

Voting Rights.  Except as indicated in the applicable prospectus supplement, the holders of preferred stock will be entitled to one vote for each share of preferred stock held by them on all matters properly presented to shareholders. Except as indicated in the applicable prospectus supplement, the holders of common stock and the holders of all series of preferred stock will vote together as one class, except as otherwise provided by law and except as set forth below.

Common Stock

The following is a summary of the material terms and rights associated with our common stock and certain provisions of our certificate of incorporation and bylaws. Since the terms of our certificate of incorporation and bylaws, and Delaware corporate law, are more detailed than the general information provided below, you should only rely on the actual provisions of those documents and Delaware law for a complete statement of the terms and rights of our common stock. If you would like to read those documents, they are on file with the SEC, as described under the heading “Where You Can Find Additional Information.”

As of March 20, 2009, there were 27,291,684 shares of common stock outstanding that were held of record by approximately 7,300 stockholders. The holders of common stock, subject to the provisions of our bylaws and the General Corporation Law of the State of Delaware relating to the fixing of a record date, are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares voting are able to elect all of the directors. Subject to the provisions of any series of preferred stock, dividends payable on our common stock in cash or otherwise may be declared and paid on the shares of our common stock from time to time out of any funds or property legally available therefor, and in the event of any such declaration or payment the holders of our common stock shall be entitled, to the exclusion of the holders of the preferred stock, to share therein. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets remaining after we pay our liabilities and distribute the liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

Computershare Limited is the transfer agent and registrar for our common stock. Our common stock is listed on the NYSE and the CSX under the symbol “SF.”

Certain Effects of Authorized but Unissued Stock

We may issue additional shares of common stock or preferred stock without stockholder approval, subject to applicable rules of the NYSE and the CSX, for a variety of corporate purposes, including raising additional capital, corporate acquisitions and employee benefit plans. The existence of unissued and unreserved common and preferred stock may enable us to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of our company through a merger, tender offer, proxy contest, or otherwise, and protect the continuity of management and possibly deprive you of opportunities to sell your shares at prices higher than the prevailing market prices. We could also use additional shares to dilute the stock ownership of persons seeking to obtain control of our company.

DESCRIPTION OF DEBT SECURITIES

This section describes some of the general terms of the debt securities that we may issue, either separately or upon exercise of a warrant. Each prospectus supplement will describe the particular terms of the debt securities we are offering under that supplement. Each prospectus supplement will also indicate the extent, if any, to which such general provisions may not apply to the particular debt securities we are offering under that supplement. When we refer to a prospectus supplement we are also referring to any applicable pricing supplement or any applicable free writing prospectus.

We will issue the debt securities under one or more indentures that will be entered into between us and a trustee that will be a qualified trustee under the Trust Indenture Act of 1939. We will file any such indenture with the SEC and will summarize the material provisions thereof in a prospectus supplement. We urge you to read any such indenture and the debt securities because they, and not this or any subsequently-filed description, define your rights as holders of the debt securities.

The debt securities will be our unsecured obligations. The debt securities may be referred to as debentures, notes or other unsecured evidences of indebtedness. We may issue the debt securities at various times in different series, each of which may have different terms.

The prospectus supplement relating to the particular series of debt securities we are offering will include the following information concerning those debt securities:

•	the title of the debt securities;

•	any limit on the amount of such debt securities that we may offer;

•	the price at which we are offering the debt securities. We will usually express the price as a percentage of the principal amount;

•	the amortization schedule, maturity date or retirement of the debt securities;

•
the interest rate per annum on the debt securities. We may specify a fixed rate or a variable rate, or we may offer debt securities that do not bear interest but are sold at a substantial discount from the amount payable at maturity. We may also specify how the rate or rates on the debt securities will be determined and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the date from which interest on the debt securities will accrue or how the dates will be determined;

•	the dates on which we will pay interest and the regular record dates for determining which holders are entitled to receive the interest;

•	the dates, if any, on which or after which, and the prices and other terms at which, we are required to redeem the debt securities or have the option to redeem the debt securities;

•	the circumstances, if any, under which we may be obligated to make an offer to repurchase the debt securities upon the occurrence of a change in control;

•	any provisions, if any, with respect to amortization, sinking funds or retirement;

•	any limitations, if any, on our right to defease our obligations under the debt securities by depositing cash or securities;

•	the amount that we would be required to pay if the maturity of the debt securities is accelerated, if that amount is other than the principal amount;

•	any additional restrictive covenants or other material terms relating to the debt securities;

•	the terms, if any, upon which the debt securities may be converted into or exchanged for common stock, preferred stock or debt securities;

•	any additional events of default that will apply to the debt securities;

•
currency or currencies, if other than the currency of the United States, in which principal and interest will be paid. If the currency will be determined under an index, the details concerning such index; and

•	other material terms of the debt securities.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt or equity securities. We may issue warrants independently or as part of a unit with other securities. Warrants sold with other securities as a unit may be attached to or separate from the other securities. We will issue warrants under warrant agreements to be entered into between us and a warrant agent that we will name in the applicable prospectus supplement or other offering material.
The prospectus supplement or other offering material relating to any warrants we are offering will include specific terms relating to the offering, including a description of any other securities sold together with the warrants. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies, in which the prices of the warrants may be payable;

•
the designation, number and terms of the debt securities, common stock, preferred stock or other securities or rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants and the currency or currencies, including composite currencies, in which such price is payable;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued as a unit;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

Warrants issued for securities other than our common stock or preferred stock or debt securities will not be exercisable until at least one year from the date of sale of the warrant.

The applicable prospectus supplement or other offering material will describe the specific terms of any warrant units.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby from time to time in the following manner or any manner specified in a prospectus supplement:

•	directly to purchasers;

•	through agents;

•	through underwriters; and

•	through dealers.

The prospectus supplement with respect to any offering of securities will set forth the terms of the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any delayed delivery arrangements.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act of 1933, as amended (the “Securities Act”) and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

SELLING SECURITY HOLDERS

Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Securities and Exchange Act of 1934, as amended, which we incorporate by reference into this registration statement.

VALIDITY OF SECURITIES

In connection with particular offerings of our securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the authorization and validity of such securities will be passed upon for Stifel Financial Corp. by Bryan Cave LLP, St. Louis, Missouri.

EXPERTS

The consolidated financial statements of Stifel Financial Corp. appearing in our Annual Report on Form 10-K as of and for the year ended December 31, 2008 (including the schedule appearing therein), and the effectiveness of Stifel Financial Corp.’s internal control over financial reporting as of December 31, 2008 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in its reports thereon, and incorporated herein by reference. At December 31, 2007 and for each of the two years in the period then ended, the consolidated financial statements (including the schedule appearing therein) have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.